Exhibit 32

Certification under Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the Company’s chief executive officer and chief financial officer each certify as follows:

(a) This Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

(b) The information contained in this Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jack W. Gibson
Jack W. Gibson
Chief Executive Officer
Date: November 10, 2004

/s/ Donald W. Fulton, Jr.
Donald W. Fulton, Jr.
Chief Financial Officer
Date: November 10, 2004

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